Exhibit 23.5

CONSENT OF MARC R. BEAUVAIS

The undersigned hereby consents to (1) the use of the undersigned’s name and the technical and scientific information derived from (a) the Technical Report titled “NI 43-101 Technical Report and Mineral Resource Estimate for the Iron Creek Cobalt-Copper Property, Lemhi County, Idaho, USA” dated March 10, 2023, and effective January 27, 2023 (the “43-101 Technical Report”) and (b) the technical report summary, titled, “SK-1300 Technical Report Summary and Mineral Resource Estimate for the Iron Creek Cobalt-Copper Property, Lemhi County, Idaho, USA,” effective January 27, 2023 (the “1300 Technical Report Summary”), which are included in, or incorporated by reference into, the Registration Statement on Form F-3 of Electra Battery Materials Corporation being filed with the United States Securities and Exchange Commission and any amendments and exhibits thereto (the “Registration Statement”), and (2) all other references to the undersigned included or incorporated by reference in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the 43-101 Technical Report and the 1300 Technical Report Summary in the Registration Statement.

November 24, 2025

/s/ Marc R. Beauvais

Marc R. Beauvais

Principal Engineer